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                                                        Exhibit A

                        NEES GLOBAL, INC.
                    Consolidated Balance Sheet
                        September 30, 1998
                (Unaudited, Subject to Adjustment)
                      (thousands of dollars)
ASSETS
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Current assets:
Cash                                                             $   890
 Accounts receivable, less reserves of $98,000                       845
 Accounts receivable from affiliates                                  12
 Other current assets                                                781
                                                                 -------
    Total current assets                                           2,528
                                                                 -------
Fixed assets:
 Property and equipment                                           20,429
 Accumulated depreciation                                         (3,472)
                                                                 -------
    Total fixed assets                                            16,957
                                                                 -------
Investments at cost:
 Separation Technologies, Inc.                                     1,000
 Monitoring Technologies, Inc.                                       475
 Nexus, Inc.                                                       1,400
 AllEnergy Marketing Co., LLC                                        614
                                                                 -------
    Total investments                                              3,489
                                                                 -------
Total assets                                                     $22,974
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LIABILITIES AND PARENT COMPANY'S INVESTMENT
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Current liabilities:
 Accounts payable                                                $   288
 Accounts payable to affiliates                                        7
 Accrued taxes                                                       369
 Miscellaneous accrued liabilities                                   120
                                                                 -------
    Total current liabilities                                        784
                                                                 -------
Deferred credits and other liabilities                               156

Parent company's investment:
 Common stock, par value $1 per share                                  1
 Subordinated notes payable to parent                             27,926
 Other paid-in capital                                             4,353
 Accumulated deficit                                             (10,246)
                                                                 -------
    Total parent company's investment                             22,034
                                                                 -------
Total liabilities and parent company's
 investment                                                      $22,974
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